AGREEMENT OF JOINT FILING

This joint filing agreement (this “Agreement”) is made and entered into as of this 14th day of February 2011, by and among TPG Group Holdings (SBS) Advisors, Inc., TPG Advisors II, Inc., TPG Advisors III, Inc., TPG Advisors V, Inc., TPG Advisors VI, Inc., T3 Advisors, Inc., T3 Advisors II, Inc., David Bonderman and James G. Coulter.

The parties to this Agreement hereby agree to prepare jointly and file timely (and otherwise to deliver as appropriate) all filings on any Form 3, Form 4, Form 5 or Schedule 13D or Schedule 13G, and any and all amendments thereto and any other document relating thereto (collectively, the “Filings”) required to be filed by them pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all such Filings.

This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Dated:  February 14, 2011

TPG Group Holdings (SBS) Advisors, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

TPG Advisors II, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

TPG Advisors III, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

TPG Advisors V, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

TPG Advisors VI, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

T3 Advisors, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

T3 Advisors II, Inc.

By: /s/ Ronald Cami
Name:  Ronald Cami
Title:    Vice President

By: /s/ David Bonderman
Name:  David Bonderman

By: /s/ James G. Coulter
Name:  James G. Coulter